Exhibit 10.1

SECOND AMENDMENT TO REGIONAL DEVELOPER DEPOSIT AGREEMENT

This Second Amendment to Regional Developer Deposit Agreement (“FA”), dated November 1, 2012 (“Effective Date”) by and between ESIO Franchising, LLC, a Delaware Limited Liability Company (“EFC”) and Tempco, Inc. a Nevada Corporation (“TEMO”) (collectively the “Parties”) shall amend that Regional Developer Deposit Agreement (“Deposit Agreement”) executed by and between the parties dated April 11, 2012.

The Parties, by their signatures below, amend the Deposit Agreement as follows:

(1)

The parties agree that TEMO’s deadlines for exercising each of the Option Areas set forth in Section 1.2 of the Deposit Agreement are each extended by ninety (90) days.  For the avoidance of confusion, the deadlines for TEMO’s exercise of the Option Areas shall be as follows:

A.	Option Area No. 2—February 1, 2013.

B.	Option Area No. 3—April 1, 2013.

C.	Option Area No. 4—June 1, 2013.

D.	Option Area No. 5—October 1, 2013.

E.	Option Area No. 6—December 1, 2013.

(2)	The Option Period shall expire on December 1, 2013.

(3)

Extension Payment.  In consideration for ESIO’s agreement to extend certain deadlines set forth in the Deposit Agreement, TEMO shall pay ESIO $25,000 (the “Extension Payment”).  The Extension Payment is non-refundable under any circumstances.  $22,500 of the Extension Payment will be credited against the amounts payable for the purchase of the Regional Developer rights to the Option Areas unless the Deposit Agreement is terminated pursuant to Section 5 thereof.

(4)

Other than the changes to the Deposit Agreement outlined above, the Deposit Agreement shall remain in full force and effect.  To the extent that this FA conflicts with the Deposit Agreement, the parties intend for the FA to control. Nothing contained in this FA should be construed as a waiver, release or discharge of any rights or obligations set forth in the Deposit Agreement except as specifically set forth herein.

ESIO FRANCHISING LLC	TEMPCO, INC.

/s/ Melanie Hansen	/s/ Anthony Silverman

By:	Melanie Hansen	By:	Anthony Silverman

Its:	COO	Its:	President